UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2020

PREMIER PRODUCTS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51232	68-0582275
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification Number)

7441 Tracyton Blvd NW
Bremerton, WA 98311
(Address of principal executive offices) (Zip Code)

360-620-4397

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Effective September 21, 2020,Old Sawmill Partners LLC, the holder of an aggregate of 51 shares of Series B Preferred Stock of PREMIER PRODUCTS GROUP, INC. (the “Company”), representing 100% of the issued and outstanding shares of Series B Preferred Stock of the Company, sold all 51 of its shares of Series B Preferred Stock to Wilford Hicks, Tony Hicks and Edward Y. Lee, Jointly (the “Purchasers”), shown in the table below, which now beneficially owns 100% of the Company’s issued and outstanding shares of Series B Preferred stock. The purchase is being financed with a Promissory Note and Security and Financing Statement Agreement due and payable by September 22, 2021 unless amended by all the parties in writing within 60 days before the Note comes due.

Each one (1) share of the Series B Preferred Stock has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock and Preferred Stock eligible to vote at the time of the respective vote (the "Numerator" ), divided by (y) 0.49, minus (z) the Numerator. For the avoidance of doubt, if the total issued and outstanding Common Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series B Preferred Stock shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) — (0.019607 x 5,000,000) = 102,036). This formula means that the holder of 51 shares of our Series B Preferred Stock holds the majority “control block” and is able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with our Company even if our other stockholders want it to occur.

In addition to the Series B voting control by outlined below. A Combined Schedule 14F/14C Preliminary Information Statement is concurrently being filed with the SEC to reflect that prospective change of control. The contemplated change of control will not be effective until at least 20 calendar days after the mailing of the Definitive Information Statement to be filed shortly. More specifically, we anticipate that the change of control will become effective on or about October10, 2020, at such time as a FINRA filing associated with the “Corporate Action” is authorized.

As a result of the September 21, 2020 transaction, the Purchaser owns Preferred Stock representing voting rights of 51% of the issued and outstanding shares of Common Stock, thus holding majority control. The purchase of Series B Preferred Stock by the Purchaser was financed with a combination of Cash from the Purchasers and the Promissory Note in favor of Old Sawmill Partners LLC.

The following table sets forth, as of today’s date, certain information regarding the beneficial ownership of the shares of Common Stock by: (i) each person who, to the Company’s knowledge, beneficially owns 5% or more of the shares of Common Stock and (ii) each of the Company’s directors and “named executive officers. As of September 21, 2020, there were 299,555,605 shares of Common Stock issued and outstanding.

As a result of the September 21, 2020 transaction, Wilford Hicks, Tony Hicks and Edward Y Lee Jointly owns Preferred Stock representing voting rights of 51% of the issued and outstanding shares of Common Stock, thus holding majority control.

Title of class	Name and address of beneficial owner and nature of beneficial ownership	Amount	Percent of class
	Officers, Directors, and Beneficial Owners
Preferred	Wilford Hicks, Tony Hicks and Edward Y Lee (1)	51	100%
Common	Edward Y. Lee, Director (2)	0	0%
Common	Tony Hicks, Chairman (3)	0	0%
Common	Wilford Hicks, Director (4)	0	0%
	Total Officers and Directors: Preferred	51	100%
	Total Officers and Directors: Common	0	0%

(1)	The 51 shares of Series B Preferred Stock, which provides for 51% voting control of the Company, is held by Tony Hicks, Wilford Hicks, Edward Y. Lee. The shares were purchased on September 21, 2020 from a purchase of cash and a promissory note.
(2)	Edward Y. Lee, Director, was elected on September 21, 2020 by Unanimous Written Consent of the current holder of 51 shares of Series B Preferred Stock representing 51% voting control of the Company.
(3)	Tony Hicks, Chairman, was elected on September 21, 2020 by Unanimous Written Consent of the current holder of 51 shares of Series B Preferred Stock representing 51% voting control of the Company.
(4)	Wilford Hicks, Director, was elected on September 21, 2020 by Unanimous Written Consent of the current holder of 51 shares of Series B Preferred Stock representing 51% voting control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On September 21, 2020, the holder of 51 shares of Series B Preferred Stock, constituting 51% voting control of the Company, voted out the then existing Board of Directors and all officers of the Company (Interim CEO and Sole Director and Chairman of the Board, Terry Stein), and replaced them with an appointment of the following Director and Officers:

Name	Age	Position(s)
Wilford Hicks	56	Director
Tony Hicks	57	Chairman
Edward Y. Lee, Esquire	49	Director
Randall Brown	49	Director
Arnold F. Sock, Esquire	66	Secretary
Darrell Calloway, Interim CEO	56	Interim CEO

Tony Hicks, Chairman: Age 57, for over twenty -five years Mr. Hicks has been an active Senior Partner with Trai Beverly Hills, where he remodeled 250+ residential and commercial homes around the country. For ten years, he owned and managed a successful residential and commercial mortgage lending company. Most recently, he has partnered with World Heavyweight Champion and multi-million-dollar pitch man George Foreman as the founder and creator of the Choosing Independence Visa Debit Card program, a global initiative focused on helping students eliminate student loan debt.

Arnold F. Sock Esquire, Secretary & Interim Chief Financial Officer: Age 66, Mr. Sock holds degrees from Roger

Williams University-B.S. in Accounting; The University of West Los Angeles School of Law - Juris Doctor; and Golden Gate University School of Law - Master of Laws. He is a member of the State Bar of California and was admitted to practice in June 1995. Mr. Sock has held the positions of President, Chief Financial Officer, and Secretary in public and private companies since 1983, in addition to directorships in public and private companies.

Darrell Calloway, Interim Chief Executive Officer: Age 56, Mr. Calloway has twenty-six plus years of experience in real estate development and urban land economics. Proven history of providing insightful market analysis on a strong understanding of financial trends and patterns to problem solve and provide optimal advice and identify commercial opportunities. Darrell has advanced communication and creative problem-solving skills, with a sound background in delivering project support for all the stages from initial design to final occupancy to property operations.

Edward Y. Lee, Board of Director: Age 49, Mr. Lee, is and has been a licensed attorney since 1994, specializing in the areas of personal injury and civil litigation. Mr. Lee has recently earned the distinction of being certified as a Who’s Who Top Attorney of North America. Additionally, as an individual, and his law firm, the Law Offices of

Edward Y. Lee, has been ranked among the ten best by both the American Institute of Personal Injury Attorneys and

Attorney and Practice Magazine for two consecutive years. Mr. Lee is a member of the Consumer Attorneys Association of Los Angeles and the American Association for Justice and has appeared on CBS, ABC, NBC, The Glenn Beck Show, and On the Record with Greta Van Susteren providing legal commentary.

Randall Brown, Director & VP of Marketing: Age 49, Mr. Brown has a B.S. in psychology and 15+ years of experience in marketing from brand management, business development, strategic and direct marketing. Randall has created a marketing incubator and has a unique skill set by helping more than 100 start-ups go from $0 revenue to 250K up to $1M in revenue in one calendar year. Randall is constantly seeking out creative partnerships for continued growth in these fast changing and diverse markets.

Wilford Hicks, Director: Age 56, Mr. Hicks is a real estate investor for the last 20 years. Mr. Hicks has over 20 years of growing organics. Mr. Hicks specialty is Farm production and operations. Mr. Hicks has purchased and sold over 4 companies over the last 10 years and consult on organic farms the last 15 years.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PREMIER PRODUCTS GROUP, INC.

Date: September 28, 2020	/s/ Terry L. Stein
	By:	Terry L. Stein, Interim Chief Executive Officer